Exhibit 10.1.f

Second Amendment to Guaranty

          This Second Amendment to Guaranty (the "Second Amendment") is made and entered into as of May 9, 2003, by and between Great Plains Energy Incorporated (the "Guarantor") and Coral Power, L.L.C. (the "Creditor"), and, each a "Party" and collectively the "Parties".

          Witnesseth:

          Whereas, Guarantor issued a certain guaranty dated as of September 12, 2002 in favor of Creditor relating to certain agreements or contracts between Strategic Energy, L.L.C. ("Strategic") and the Creditor, which guaranty was amended by that certain First Amendment to Guaranty dated as of March 7, 2003 (as so amended, the "Guaranty"), and

          Whereas, Guarantor and Creditor wish to further amend the Guaranty as set forth below.

          Therefore, in consideration of the premises and of the mutual agreements herein contained, the receipt and sufficiency of which is acknowledged by Guarantor and Creditor, the Parties agree as follows:

          Section 1. Amendment of Section 11(b). Section 11(b) of the Guaranty is hereby amended in its entirety to read as follows:

"(b)          Guarantor's aggregate liability to Creditor under this Guaranty is limited to and shall not exceed Eleven Million Five Hundred Thousand Dollars ($11,500,000)."

          Section 2. Effectiveness of Amendment. This Second Amendment shall be effective as of the date first above written. Except as specifically amended herein, the Guaranty shall remain in full force and effect in accordance with its terms.

          In witness whereof, the Parties have signed this Second Amendment as of the date first written above.

Great Plains Energy Incorporated
/s/Andrea F. Bielsker_____________
Andrea F. Bielsker
Senior Vice President - Finance, Chief
Financial Officer and Treasurer

Coral Power, L.L.C.
By:_______________________________
Name:_____________________________
Title:______________________________